Exhibit 10.1

RENEWAL AGREEMENT
This RENEWAL AGREEMENT (the “Renewal Agreement”), dated as of February 26, 2020, is made and entered into by VONAGE HOLDINGS CORP., a Delaware corporation (the “Company”), and LEGION PARTNERS ASSET MANAGEMENT, LLC, a Delaware limited liability company (together with its Affiliates “Legion Partners”), and each of the other persons listed on the signature page to this Renewal Agreement (collectively with Legion Partners and together with any other Affiliates of Legion Partners, the “Investor Group” and each individually, an “Investor”).
WHEREAS, the Company and the Investor Group believe that the best interest of the Company and its stockholders (including the Investor Group) would be served at this time by renewing the Cooperation Agreement, dated as of March 15, 2019, between the Company and the Investor Group, a copy of which is annexed to this Renewal Agreement as Annex 1 (the “Cooperation Agreement”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Renewal Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged the parties to this Renewal Agreement, intending to be legally bound by this Renewal Agreement, agree as follows:
1.The parties agree that Sections 1, 2, 3, 6, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, and 25 of the Cooperation Agreement are hereby incorporated herein by reference effective as of the date hereof and as if fully set forth herein, subject to the following:
(a)    References to “this Agreement” shall mean the Renewal Agreement.
(b)    References to the “2019 Annual Meeting” shall mean the 2020 annual meeting of stockholders.
(c)    References to the “2020 Annual Meeting” shall mean the 2021 annual meeting of stockholders.
(d)    References to the “New York Stock Exchange” or “NYSE” shall mean the Nasdaq Global Select Market.
(e)    Clauses (i) and (ii) of Section 1(a) of the Cooperation Agreement are hereby deleted in their entirety.
(f)    Clause (A) of the final paragraph of Section 3(a) of the Cooperation Agreement is hereby amended to delete the words “or otherwise violate Section 3 or Section 6” and to substitute the words “; provided, however that, the Investor Group agrees that it shall initiate all communications within the scope of this clause (A) by contacting the Chairman of the Board and shall conduct such communications only with such individuals as the Chairman of the Board shall designate.”

(g)    Clause (C) of the final paragraph of Section 3(a) of the Cooperation Agreement is hereby amended and restated to read in its entirety as follows: “privately communicating, subject to customary confidentiality obligations, to any of their investors or potential investors, in each case, solely to the extent such communications contain information that is readily available to the general public, provided that such communications are not reasonably expected to be publicly disclosed, are understood by all parties to be private communications and are not undertaken to circumvent any of the provisions set forth herein.”
(h)    Clause (D) of the final paragraph of Section 3(a) of the Cooperation Agreement is hereby amended to insert after the word “Company” the words “factual matters concerning the Company.”
2.    The proviso in the last sentence of Section 6(a) of the Cooperation Agreement is hereby amended to delete the words “or otherwise violate Section 3 of this Agreement” and to substitute the words “; provided, further that, the Investor Group agrees that it shall initiate all such communications by contacting the Chairman of the Board and shall conduct such communications only with such individuals as the Chairman of the Board shall designate.”
3.    The Company hereby makes, as of the date hereof, mutatis mutandis, the representations and warranties to the Investor Group set forth in Section 4 of the Cooperation Agreement; provided, that all references therein to “this Agreement” shall be to this Renewal Agreement.
4.    Each Investor, on behalf of itself, jointly and severally, makes, as of the date hereof, mutatis mutandis, the representations and warranties to the Company set forth in Section 5 of the Cooperation Agreement; provided that all references therein to “this Agreement” shall be to this Renewal Agreement and all references therein to Exhibit A shall refer to Exhibit A attached to this Renewal Agreement
5.    Prior to the filing of the Current Report on Form 8-K referred to in paragraph 6 in this Renewal Agreement, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Renewal Agreement or take any action that would require public disclosure relating to such action without the prior written consent of the other party. No party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Renewal Agreement inconsistent with the Current Report on Form 8-K.
6.    (a)    Prior to 9:00 a.m. (Eastern Time) on February 27, 2020, the Company shall file a Current Report on Form 8-K with the SEC substantially in the form of Annex 2.
(a)    None of the Investors shall, during the Standstill Period, (i) issue a press release in connection with this Renewal Agreement or the actions contemplated by this Renewal Agreement or (ii) otherwise make any public disclosure or announcement with respect to this Renewal Agreement or the actions contemplated by this Renewal Agreement, in each case without the prior written consent of the Company, unless required by applicable law, rules or regulations in which case the Investor shall, to the extent legally permissible and practicable, first preview such disclosure or announcement with the Company in advance of making such disclosure or announcement and consider comments by the Company.
7.    Each Investor irrevocably appoints Legion Partners Asset Management, LLC as its attorney-in-fact and representative (the “Legion Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Renewal Agreement and the transactions contemplated by this Renewal Agreement. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Legion Representative or upon any document, notice, instruction or other writing given or executed by the Legion Representative.
8.    Each of the Company and the Investors shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Renewal Agreement and the transactions contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Renewal Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Investor Group, within 20 days of the date that the Company receives reasonably satisfactory supporting documentation, for its reasonable documented out-of-pocket third party expenses, including legal fees and expenses, as actually incurred in connection with the Investor Group’s involvement with the Company prior to the date hereof and the negotiation and execution of this Renewal Agreement, in an amount not to exceed $60,000.
9.    All capitalized terms not otherwise defined in this Renewal Agreement shall have the meanings ascribed to such terms in the Cooperation Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Renewal Agreement as of the date first above written.

VONAGE HOLDINGS CORP. By: /s/ Randy Rutherford Name: Randy Rutherford Title: Chief Legal Officer and Secretary [Additional signatures on following pages]

LEGION PARTIES:

LEGION PARTNERS, L.P. I

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Director

LEGION PARTNERS, L.P. II

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Director

LEGION PARTNERS, LLC

By:	Legion Partners Holdings, LLC
Managing Member

By:	/s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Member

LEGION PARTNERS ASSET MANAGEMENT,
LLC

By:	/s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:	/s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Member

Christopher S. Kiper

/s/ Christopher S. Kiper

Raymond White

/s/ Raymond White

EXHIBIT A
STOCKHOLDERS, AFFILIATES, AND OWNERSHIP

Name of Person or Entity	Number of Shares
Legion Partners, L.P. I (“Legion Partners I”)	Legion Partners I beneficially owns 5,688,555 shares of common stock of the Company.
Legion Partners, L.P. II (“Legion Partners II”)	Legion Partners II beneficially owns 295,029 shares of common stock of the Company.
Legion Partners, LLC
As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners, LLC may be deemed the beneficial owner of the (i) 5,688,555 shares owned by Legion Partners I and (ii) 295,029 shares owned by Legion Partners II.

Legion Partners Asset Management, LLC (“Legion Partners Asset Management”)
As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed the beneficial owner of the (i) 5,688,555 shares owned by Legion Partners I and (ii) 295,029 shares owned by Legion Partners II.

Legion Partners Holdings, LLC (“Legion Partners Holdings”)
Legion Partners Holdings directly beneficially owns 200 shares of common stock of the Company. In addition, as the sole member of Legion Partners Asset Management and sole member of Legion Partners, LLC, Legion Partners Holdings may be deemed the beneficial owner of the (i) 5,688,555 shares owned by Legion Partners I and (ii) 295,029 shares owned by Legion Partners II.

Christopher S. Kiper
As a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings, Mr. Kiper may be deemed the beneficial owner of the (i) 5,688,555 shares owned by Legion Partners I, (ii) 295,029 shares owned by Legion Partners II, and (iii) 200 shares owned by Legion Partners Holdings.

Raymond White
As a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings, Mr. White may be deemed the beneficial owner of the (i) 5,688,555 shares owned by Legion Partners I, (ii) 295,029 shares owned by Legion Partners II, and (iii) 200 shares owned by Legion Partners Holdings.